Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive
Chicago, Illinois 60606-4637

Main Tel +1 312 782 0600

Main Fax +1 312 701 7711

www.mayerbrown.com

November 30, 2021

AgileThought, Inc.

222 W. Las Colinas Blvd. Suite 1650E

Irving, Texas 75039

Ladies and Gentlemen:

We have acted as counsel to AgileThought, Inc., a Delaware corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-1 (the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, the registration of 2,400,000 shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Shares”), which will be offered and may be sold by the Company (including up to 360,000 shares issuable upon exercise of an over-allotment option granted by the Company). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (the “Prospectus”), other than as expressly stated herein.

In rendering the opinions expressed herein, we have examined (i) the Registration Statement; (ii) the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto; (iii) the Bylaws of the Company and all amendments thereto; and (iv) resolutions of the board of directors of the Company relating to the offering of the Shares. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto in accordance with their respective terms. We have also assumed that (i) the Registration Statement has become, and remains, effective under the Act; (ii) all of the Shares will be issued and sold in compliance with applicable federal and state laws and in the manner stated in the Registration Statement; (iii) a definitive underwriting and any other necessary agreement with respect to the Shares will have been duly authorized and validly executed and delivered by the parties thereto; and (iv) the Shares will be sold and delivered at the price and in accordance with the terms of such agreement and as set forth in the Registration Statement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)
and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown llp

AgileThought, Inc.

November 30, 2021

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that the Shares, when they have been issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

This opinion is limited to matters governed by the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and such applicable provisions of the Delaware Constitution).

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP

JJC:CMT